UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2017

Giga-tronics Incorporated

(Exact Name of Registrant as Specified in Charter)

California	0-12719	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA		94568
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

                                           N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of the Company has acted to appoint John R. Regazzi and Suresh Nair as co-Chief Executive Officers effective June 21, 2017.

Mr. Regazzi, age 62, currently the Company’s Chief Technology Officer, has been with the Company since 2001. Since joining Giga-tronics, Mr. Regazzi has held several positions including: President and General Manager, Vice President of Operations, Vice President of Engineering and Chief Executive Officer, a position he held until he stepped down in August 2016 to devote more time to the Company’s Advanced Signal Generator (ASG) product line. Prior to joining Giga-tronics, Mr. Regazzi held various positions in design and management at Hewlett Packard and Agilent Technologies associated with their microwave sweeper and synthesizer product lines. His final position at Agilent Technologies was as a senior engineering manager. Mr. Regazzi is known across the industry for his RF and Microwave expertise in military and aerospace applications. He holds a Bachelor of Science in Electrical Engineering from Rutgers University and a Master of Science in Electrical Engineering from Lehigh University.

The Company also named Mr. Nair, age 45, as Co-Chief Executive Officer. Mr. Nair, currently the Company’s VP of Operations joined the Company in 2016. From 2013 to 2016, Mr. Nair was the Sr. Director of North American Operations for Molecular Device, a Danaher Company. He championed the lean conversion of the two manufacturing facilities in Sunnyvale, California driving double digit improvements year over year. Over the past 20+ years Mr. Nair took on several Leadership roles including over 14+ years at GM including spending over 3 years in China leading the launch of the Baojun, a GM joint venture with SGMW. Mr. Suresh holds a Masters in Electrical Engineering from Purdue, an MBA from Central Michigan University, and a Bachelor of Electronics Engineering from India. His rate of pay will be $250,000. Mr. Nair will be offered an indemnification agreement similar to the form provided to other officers of the Company. He will have a change in control agreement with the Company under which the benefit will be nine months’ compensation.

The Company also announced that Joey Thompson stepped down from the role of Acting CEO role and will instead be named Executive Chairman. This change will remove Dr. Thompson from day-to-day responsibilities within the Company. In his new role, Dr. Thompson is expected to continue to support the management team with the institutional knowledge gained since last August.

The Board has also approved certain cost-control measures including implementing a four-day work week for most employees resulting in a temporary 20 percent pay cut to the Company’s named Executive officers.  In addition, the Board approved certain incentives including modifications to certain severance agreements and new restricted stock grants which cliff vests in two years, or immediately upon a change in control. .

There were and are no family relationships among the Board and officers of the Company before or after giving effect to these changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2017	GIGA-TRONICS INCORPORATED

By: /s/ Temi Oduozor Corporate Controller (Principal Accounting & Financial Officer)